Exhibit 22
The following subsidiaries of Hilton Grand Vacations Inc. guarantee its $850 million aggregate principal amount of 5.000% senior unsecured Notes due 2029 and $500 million aggregate principal amount of 4.875% senior Notes due 2031.

Entity Name	Issuer/Guarantor
Hilton Grand Vacations Parent LLC	Guarantor
Hilton Grand Vacations Borrower LLC	Issuer
Hilton Grand Vacations Borrower Inc.	Co-issuer
Hilton Resorts Corporation	Guarantor
48th Street Holding LLC	Guarantor
Grand Vacations Realty, LLC	Guarantor
Grand Vacations Services LLC	Guarantor
Grand Vacations Title, LLC	Guarantor
Hilton Grand Vacations Club, LLC	Guarantor
Hilton Grand Vacations Company, LLC	Guarantor
Hilton Grand Vacations Management, LLC	Guarantor
Hilton Grand Vacations Financing, LLC	Guarantor
Hilton Kingsland I, LLC	Guarantor
Hilton Resorts Marketing Corp.	Guarantor
Hilton Travel, LLC	Guarantor
Hrc Islander, LLC	Guarantor
2400 Prince Edward, LLC	Guarantor
Customer Journey, LLC	Guarantor
Ab Blue Acquisition, LLC	Guarantor
Ahc Professionals Us Majority, LLC	Guarantor
Ahc Professionals Us Minority, LLC	Guarantor
Crescent One, LLC	Guarantor
Destinationxchange, LLC	Guarantor
Diamond Asia Development, Inc.	Guarantor
Diamond Resorts Beach Quarters Development, LLC	Guarantor
Diamond Resorts Beachwoods Development, LLC	Guarantor
Diamond Resorts Boardwalk Development, LLC	Guarantor
Diamond Resorts California Collection Development, LLC	Guarantor
Diamond Resorts Centralized Services Company	Guarantor
Diamond Resorts Citrus Share Holding, LLC	Guarantor
Diamond Resorts Coral Sands Development, LLC	Guarantor
Diamond Resorts Corporation	Guarantor
Diamond Resorts Cypress Pointe I Development, LLC	Guarantor
Diamond Resorts Cypress Pointe Ii Development, LLC	Guarantor
Diamond Resorts Cypress Pointe Iii Development, LLC	Guarantor
Diamond Resorts Desert Isle Development, LLC	Guarantor
Diamond Resorts Developer And Sales Holding Company	Guarantor

Exhibit 22

Diamond Resorts Dpm Development LLC	Guarantor
Diamond Resorts Epic Mortgage Holdings, LLC	Guarantor
Diamond Resorts Fall Creek Development, LLC	Guarantor
Diamond Resorts Finance Holding Company	Guarantor
Diamond Resorts Franz Klammer Development, LLC	Guarantor
Diamond Resorts Gk Development, LLC	Guarantor
Diamond Resorts Grand Beach I Development, LLC	Guarantor
Diamond Resorts Grand Beach Ii Development, LLC	Guarantor
Diamond Resorts Greensprings Development, LLC	Guarantor
Diamond Resorts Hawaii Collection Development, LLC	Guarantor
Diamond Resorts Hilton Head Development, LLC	Guarantor
Diamond Resorts Holdings, LLC	Guarantor
Diamond Resorts International Club, Inc.	Guarantor
Diamond Resorts International Golf, LLC	Guarantor
Diamond Resorts International Marketing, Inc.	Guarantor
Diamond Resorts International Marketing Mexico, LLC	Guarantor
Diamond Resorts International, LLC	Guarantor
Diamond Resorts Iw Holding Company	Guarantor
Diamond Resorts Iw Resort Ownership U.S. Corporation	Guarantor
Diamond Resorts Iw Trading Company	Guarantor
Diamond Resorts Iw Ventures, Inc.	Guarantor
Diamond Resorts Kona Development, LLC	Guarantor
Diamond Resorts Kona Ii Development, LLC	Guarantor
Diamond Resorts Las Vegas Development, LLC	Guarantor
Diamond Resorts Management & Exchange Holding Company	Guarantor
Diamond Resorts Management, Inc.	Guarantor
Diamond Resorts Mgv Development LLC	Guarantor
Diamond Resorts Mortgage Holdings, LLC	Guarantor
Diamond Resorts Mystic Dunes Development, LLC	Guarantor
Diamond Resorts Ocean Beach Club Development, LLC	Guarantor
Diamond Resorts Oceanaire Development, LLC	Guarantor
Diamond Resorts Palm Springs Development, LLC	Guarantor
Diamond Resorts Poco Diablo Development, LLC	Guarantor
Diamond Resorts Poipu Development, LLC	Guarantor
Diamond Resorts Polo Development, LLC	Guarantor
Diamond Resorts Port Royal Development, LLC	Guarantor
Diamond Resorts Powhatan Development, LLC	Guarantor
Diamond Resorts Rancho Manana Development, LLC	Guarantor
Diamond Resorts Real Estate Academy, LLC	Guarantor
Diamond Resorts Residual Assets Development, LLC	Guarantor
Diamond Resorts Residual Assets Finance, LLC	Guarantor
Diamond Resorts Residual Assets M&E, LLC	Guarantor

Exhibit 22

Diamond Resorts Ridge On Sedona Development, LLC	Guarantor
Diamond Resorts Ridge Pointe Development, LLC	Guarantor
Diamond Resorts River Club Development, LLC	Guarantor
Diamond Resorts San Luis Bay Development, LLC	Guarantor
Diamond Resorts Santa Fe Development, LLC	Guarantor
Diamond Resorts Sapphire Valley Development LLC	Guarantor
Diamond Resorts Scottsdale Development, LLC	Guarantor
Diamond Resorts Sedona Springs Development, LLC	Guarantor
Diamond Resorts Sedona Summit Development, LLC	Guarantor
Diamond Resorts St. Croix Development, LLC	Guarantor
Diamond Resorts Steamboat Development, LLC	Guarantor
Diamond Resorts Tahoe Beach & Ski Development, LLC	Guarantor
Diamond Resorts Tahoe Seasons Development, LLC	Guarantor
Diamond Resorts Teton Club Development, LLC	Guarantor
Diamond Resorts Turtle Cay Development, LLC	Guarantor
Diamond Resorts U.S. Collection Development, LLC	Guarantor
Diamond Resorts U.S. Collection-Hawaii Development, LLC	Guarantor
Diamond Resorts Villa Mirage Development, LLC	Guarantor
Diamond Resorts Villas Of Sedona Development, LLC	Guarantor
Diamond Resorts West Maui Development, LLC	Guarantor
Diamond Resorts, LLC	Guarantor
Dpm Acquisition, LLC	Guarantor
Dpm Holdings, LLC	Guarantor
Dpm Rp Subsidiary, LLC	Guarantor
Extraordinary Escapes Corporation	Guarantor
Four C’s Hospitality, LLC	Guarantor
Galaxy Exchange Company	Guarantor
George Acquisition Subsidiary, Inc.	Guarantor
Grand Escapes, LLC	Guarantor
Hospitality Management And Consulting Service, L.L.C.	Guarantor
Ilx Acquisition, Inc.	Guarantor
Ilx Acquisition, LLC	Guarantor
International Timeshares Marketing, LLC	Guarantor
Island One Development, LLC	Guarantor
Lake Tahoe Resort Partners, LLC	Guarantor
Mazatlan Development Inc.	Guarantor
Mmg Development Corp.	Guarantor
Mystic Dunes Myrtle Beach, LLC	Guarantor
Mystic Dunes, LLC	Guarantor
Navigo Vacation Club, Inc.	Guarantor
Poipu Resort Partners, L.P.	Guarantor
Resort Management International, Inc.	Guarantor
Resort Ventures, L.P.	Guarantor

Exhibit 22

Resorts Development International, Inc.	Guarantor
Tempus Acquisition, LLC	Guarantor
Tempus Holdings, LLC	Guarantor
Vacation OTA, LLC	Guarantor
West Maui Resort Partners, L.P.	Guarantor
World Discovery Kids Club, LLC	Guarantor
Diamond Resorts Financial Services, Inc.	Guarantor
Bridgespire Financial Services Inc.	Guarantor
Diamond Resorts Hk, LLC	Guarantor
Hk F&B Services, LLC	Guarantor
Diamond Resorts Daytona Development, LLC	Guarantor
Nevada Hk F&B Services, LLC	Guarantor
Florida Diamond Resorts Management, LLC	Guarantor
Island One Resorts Management Corporation	Guarantor
Island One, Inc.	Guarantor
Diamond Resorts Waikiki Development, LLC	Guarantor
Dr Modern Spa, LLC	Guarantor
Amber Group, Inc.	Guarantor
Amber Vacation Realty, Inc.	Guarantor
Amber Vacation Realty Of Tennessee, Inc.	Guarantor
Poinciana Vacation Resorts, Inc.	Guarantor
Sunrise Ridge Resort, Inc.	Guarantor
Diamond Resorts St. Louis Development, LLC	Guarantor
Diamond Resorts Kahana Development, LLC	Guarantor
Diamond Resorts Real Estate Academy-Hawaii, LLC	Guarantor
Diamond Resorts River Club Members, LLC	Guarantor
Ameristate Title, LLC	Guarantor
Diamond Resorts Canada Receivables, LLC	Guarantor
Dpm Loanco, LLC	Guarantor
Mystic Dunes Receivables, LLC	Guarantor
Kupono Partners, LLC	Guarantor